Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of March 26, 2021 by and between Mechanical Technology, Incorporated, a New York corporation ("MKTY-NY") and Mechanical Technology, Incorporated, a company organized under the laws of the State of Nevada and a wholly-owned subsidiary of MKTY-NY ("MKTY-NV").

RECITALS:

WHEREAS, MKTY-NY owns all of the issued and outstanding shares of capital stock of MKTY-NV.

WHEREAS, MKTY-NY desires to reorganize as a Nevada corporation by the merger of MKTY-NY with and into MKTY-NV (the "Merger"), with MKTY-NV continuing as the surviving corporation of the Merger.

WHEREAS, the board of directors of MKTY-NY (the "MKTY-NY Board") has (i) determined that this Agreement and the Merger are advisable and in the best interests of MKTY-NY and its shareholders, (ii) approved and adopted this Agreement and the Merger, (iii) resolved to submit this Agreement and the Merger to MKTY-NY's shareholders for their approval, and (iv) resolved to recommend to MKTY-NY's shareholders that they vote in favor of the adoption and approval of this Agreement and the Merger.

WHEREAS, the board of directors of MKTY-NV has (i) determined that this Agreement and the Merger are advisable and in the best interests of MKTY-NV and its sole stockholder, MKTY-NY, and (ii) approved and adopted this Agreement and the Merger.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MKTY-NY and MKTY-NV hereby agree as follows:

1.             THE MERGER. In accordance with the Nevada Revised Statutes, as amended (the "NRS"), and the New York Business Corporation Law, as amended (the "NYBCL"), and subject to, and upon the terms and conditions of, this Agreement, MKTY-NY shall be merged with and into MKTY-NV, the separate corporate existence of MKTY-NY shall cease, and MKTY-NV shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Mechanical Technology, Incorporated." At the Effective Time as defined below, the effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the NRS and NYBCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of MKTY-NY and MLTY-NV shall vest in the Surviving Corporation, and all debts, liabilities and duties of MKTY-NY and MKTY-NV shall become the debts, liabilities and duties of the Surviving Corporation, all as provided in the applicable provisions of the NRS and NYBCL.

2.             EFFECTIVE TIME. On the date of the closing of the Merger, MKTY-NY and MKTY-NV shall file a certificate of merger with the Department of State of the State of New York (the "NY Certificate") and articles of merger with the Secretary of State of the State of Nevada (the "NV Articles"), in such forms as required by, and executed in accordance with the relevant provisions of, the NYBCL and the NRS, respectively. The Merger shall become effective upon the later filing of the NY Certificate or the NV Articles, or at such later time as specified in the NY Certificate and NV Articles (the date and time the Merger becomes effective being referred to herein as the "Effective Time").

3.             ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of MKTY-NV as in force and effect immediately prior to the Effective Time, a copy of which is attached hereto as Exhibit A, shall be, at the Effective Time, the articles of incorporation of the Surviving Corporation (the "Surviving Corporation Articles") until thereafter duly amended in accordance with the provisions thereof and applicable law.

4.             BYLAWS. At the Effective Time, the bylaws of MKTY-NV as in force and effect immediately prior to the Effective Time, a copy of which is attached hereto as Exhibit B, shall be, at the Effective Time, the bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws") until thereafter duly amended in accordance with the provisions thereof and applicable law.

5.             DIRECTORS. The parties shall take all actions necessary so that the directors of MKTY-NY in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Articles and the Surviving Corporation Bylaws, or as otherwise provided by law.

6.             OFFICERS. The parties shall take all actions necessary so that the officers of MKTY-NY in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Articles and the Surviving Corporation Bylaws, or as otherwise provided by law.

7.             ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either MKTY-NY or MKTY-NV acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of MKTY-NY and MKTY-NV, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MKTY-NY and MKTY-NV or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

8.             CONVERSION OF CAPITAL SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of MKTY-NY, MKTY-NV or any holder of any securities thereof:

(a) Each share of common stock, par value $0.01 per share, of MKTY-NY (the "MKTY-NY Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation (the "MKTY-NV Common Stock").

(b) Each share of MKTY-NV Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished without any consideration paid therefor.

9.             TREATMENT OF MKTY-NY OPTIONS, WARRANTS AND STOCK-BASED AWARDS.

(a) Effective as of the Effective Time, automatically and without any action on the part of the holder thereof: (i) each option to purchase shares of MKTY-NY Common Stock granted under any of its stock incentive plan (collectively, the "MKTY-NY Equity Plans") or otherwise (each option so issued, a "MKTY-NY Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire shares of MKTY-NY Common Stock and shall be converted into an option to purchase shares of MKTY-NV Common Stock, on substantially the same terms and conditions (including exercise prices and vesting schedules) as applied to such MKTY-NY Option immediately prior to the Effective Time (each as so converted, a "MKTY-NV Option") and (ii) each right of any kind, vested or unvested, contingent or accrued, to receive shares of MKTY-NY Common Stock or benefits measured in whole or in part by reference to the value of MKTY-NY Common Stock whether granted under the MKTY-NY Equity Plans or otherwise outstanding as of the Effective Time, other than MKTY-NY Options (each, an "MKTY-NY Stock-Based Award"), shall, in each case, be converted into a substantially similar award for, or with respect to, shares of MKTY-NV Common Stock on substantially the same terms and conditions (including vesting schedules) as applied to such MKTY-NY Stock-Based Award immediately prior to the Effective Time (each as so converted, a "MKTY-NV Stock-Based Award").

(b) [Reserved].

(c) Prior to the Effective Time, MKTY-NY and MKTY-NV shall each take all corporate action necessary to provide for the treatment of the MKTY-NY Options, the MKTY-NV Options, the MKTV-NY Stock-Based Awards and the MKTY-NV Stock-Based Awards, as set forth in this Section 9.

10.          EXCHANGE MECHANICS.

(a) At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of MKTY-NY Common Stock (an "MKTY-NY Stock Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of MKTY-NV Common Stock into which the shares of MKTY-NY Common Stock represented by such MKTY-NY Stock Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement. The registered holder of any MKTY-NY Stock Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of MKTY-NY (or of the transfer agent in respect of the MKTY-NY Common Stock), immediately prior to the Effective Time, shall, until such MKTY-NY Stock Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of MKTY-NV Common Stock into which the shares of MKTY-NY Common Stock represented by any such MKTY-NY Stock Certificate have been converted pursuant to this Agreement.

(b) Each holder of an MKTY-NY Stock Certificate shall, upon the surrender of such MKTY-NY Stock Certificate to the Surviving Corporation (or the transfer agent in respect of the MKTY-NY Common Stock) for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation (or the transfer agent in respect of the MKTY-NV Common Stock), a certificate (an "MKTY-NV Stock Certificate") representing the number of shares of MKTY-NV Common Stock into which the shares of MKTY-NY Common Stock represented by such MKTY-NY Stock Certificate have been converted pursuant to this Agreement. If any such MKTY-NV Stock Certificate is to be issued in a name other than that in which the MKTY-NY Stock Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the MKTY-NY Stock Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the MKTY-NV Stock Certificate in a name other than that of the registered holder of the MKTY-NY Stock Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of the MKTY-NV Common Stock, that such tax has been paid or is not applicable.

(c) Where no MKTY-NY Stock Certificate has been issued in the name of a holder of shares of MKTY-NY Common Stock, a "book entry" (i.e., a computerized or manual entry) shall be made in the stockholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of shares of MKTY-NV Common Stock.

11.          STOCKHOLDER APPROVAL. This Agreement has been submitted to a vote of the shareholders of MKTY-NY for their consideration and was adopted and approved at a meeting of such shareholders in accordance with the provisions of Section 903 of the NYBCL.

12.          [RESERVED].

13.          TERMINATION. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, by action of the MKTY-NY Board. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify, amend or supplement this Agreement in writing, whether before or after the adoption of this Agreement by the stockholders of MKTY-NY; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by the stockholders of MKTY-NY without such further approval.

15.          GOVERNING LAW. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that the NYBCL shall apply to the Merger, and any other provisions set forth herein that are governed by the NYBCL.

16.          FOREIGN QUALIFICATION; SERVICE OF PROCESS. In the event that the Surviving Corporation continues to conduct business within the State of New York, concurrent with or immediately after the closing of the Merger, the Surviving Corporation shall register as a foreign corporation qualified to business within the State of New York and agrees that it may be served with process in the State of New York in any proceeding for enforcement of any obligation of any constituent corporation of the State of New York, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and does hereby irrevocably appoint the Secretary of State of the State of New York as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of New York is 325 Washington Avenue Extension, Albany, New York 12205.

17.          PLAN OF REORGANIZATION. Each party to this Agreement agrees to treat the Merger for all income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

18.          COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

19.          ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

20.          SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

21.          ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MKTY-NY:

MECHANICAL TECHNOLOGY, INCORPORATED

By: /s/ Michael Toporek
Name: Michael Toporek
Title: Chief Executive Officer

MKTY-NV:

MECHANICAL TECHNOLOGY, INCORPORATED

By:/s/ Michael Toporek
Name: Michael Toporek
Title: President

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